Filed pursuant to Rule 424(b)(7)
Registration No. 333-135193
SUPPLEMENT NO. 1
(To Prospectus Supplement dated June 21, 2006
to Prospectus dated June 21, 2006)
Range Resources Corporation
6,572,512 Shares
Common Stock

     This supplement to the prospectus supplement, dated June 21, 2006, to the prospectus, dated June 21, 2006 (collectively, the “Prospectus”), relates to the resale by certain stockholders of Range Resources Corporation of 6,572,512 shares of common stock of Range Resources Corporation. The selling stockholders acquired the shares being offered for resale under the Prospectus in a private placement in connection with our acquisition of Stroud Energy, Inc. pursuant to an Agreement and Plan of Merger, dated May 10, 2006. This supplement should be read in conjunction with, and may not be delivered or utilized without, the Prospectus. This supplement is qualified by reference to the Prospectus except to the extent that the information herein contained supersedes the information contained in the Prospectus.
     You should read the prospectus supplement and the accompanying Prospectus carefully before you invest. AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. PLEASE READ THE “RISK FACTORS” BEGINNING ON PAGE S-5 OF THE PROSPECTUS.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
CALCULATION OF REGISTRATION FEE

			Proposed maximum
Title of each class of	Amount to be	Proposed maximum	aggregate offering	Amount of
securities to be registered	registered	offering price per unit (1)	price (1)	registration fee
Common Stock, par value $0.01 per share	6,572,512 (2)	$25.72	$2,163,206.32 (2)	$231.46 (2)

(1)	Estimated solely for purposes of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 on the basis of $25.72 per share, the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on July 12, 2006.
(2)	Of the 6,572,512 shares, 6,488,406 were previously registered on July 21, 2006 pursuant to the prospectus supplement to Registration Statement No. 333-135193. A registration fee of $15,593 was paid with respect to $145,729,599 aggregate offering price of the shares previously registered. The registration fee reflects the additional fee required for the additional 84,106 shares registered hereby.
The date of this prospectus supplement is July 14, 2006.

     The information appearing under the heading “Selling Stockholders” in the prospectus supplement is hereby amended and restated in its entirety as follows:
     This prospectus relates to the disposition from time to time by the selling stockholders named herein, or their transferees, of up to 6,572,512 shares of our common stock. The shares were issued by us to the selling stockholders in a private placement in connection with our Stroud Acquisition pursuant to the Merger Agreement, which closed on June 19, 2006. In connection with the Merger Agreement, we entered into the Registration Rights Agreement, pursuant to which we agreed to file this registration statement on Form S-3, registering for resale the shares of common stock acquired by the selling stockholders within two business days following the effective time of the Stroud Acquisition.
     The selling stockholders named herein may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock covered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
     We will not receive any proceeds from the disposition of common stock by the selling stockholders. The selling stockholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of shares with the Securities and Exchange Commission.
     The following table sets forth for each selling stockholder:
•	the name of the stockholder;

•	the number and percent of shares of our common stock that the stockholder beneficially owned prior to the offering for resale of the shares under this prospectus;

•	the number of shares of our common stock registered for sale for the account of the stockholder under this prospectus; and

•	the number and percent of shares of our common stock to be beneficially owned by the stockholder (assuming all of the shares covered hereby are sold by each stockholder).
     The number of shares in the column “Number of Shares Being Offered” represents all of the shares that each stockholder may dispose of under this prospectus. We do not know how long the stockholders will hold the shares before disposing of them or how many shares they will dispose of, and we currently have no agreements, arrangements or understandings with any of the stockholders regarding the disposition of any of the resale shares. The shares offered by this prospectus may be offered from time to time by the stockholders listed below.
     This table is prepared solely based on information supplied to us by the selling stockholders and assumes the sale of all of the shares covered hereby. None of the selling stockholders has had, during the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates. The applicable percentages of beneficial ownership are based on an aggregate of 137,961,264 shares of our common stock issued and outstanding on July 12, 2006.

			Number of
	Shares Beneficially Owned		Shares	Shares Beneficially Owned
	Prior to Offering		Being	After Offering
Stockholders	Number	Percent(1)	Offered	Number(2)	Percent(1)

Atkins, Samuel J.	1,528	*	1,528	—	—
Braden, Bruce F.	318,650	*	318,650	—	—
Clark, Stephen M.	36,863	*	36,863	—	—
Daniel I. Kemper Living Trust	94,869	*	94,869	—	—
Edwin W. Coleman Children’s Trust FBO Robert S. Coleman	102,156	*	102,156	—	—
Frazier, Gregory D.	61,372	*	61,372	—	—
Hammack, Christopher L.	80,073	*	80,073	—	—
Noyes Family Partnership	334,203	*	334,203	—	—
Noyes, Patrick J.	84,897	*	84,897	—	—
Robert S. Coleman Trust	746,196	*	746,196	—	—
Schnabel, Rockwell A.	127,696	*	127,696	—	—
Schweitzer, Edward H.	23,434	*	23,434	—	—
Smith, Gregory P.	58,766	*	58,766	—	—
Smith, Philip S.	1,528	*	1,528	—	—
Sparling, Donald P.	11,273	*	11,273	—	—
Veeder, Christopher G.	21,764	*	21,764	—	—
Wright, Christopher A.	1,528	*	1,528	—	—
Wright, Christopher A. and Elizabeth S.	407,500	*	407,500	—	—
4B L.P.	4,890	*	4,890	—	—
Agravat, B.M.—SEP IRA	873	*	873	—	—
Alberi, Christine	3,260	*	3,260	—	—
Alice M. Davis—IRA	1,309	*	1,309	—	—
Amsterdam, Leonard	2,689	*	2,689	—	—
Andrew Goldstein—IRA	600	*	600	—	—
Andrew J. Haliw Revocable Living Trust—U/A DTD 3/27/2002—Andrew J. Haliw, TTEE	40,750	*	40,750	—	—
Andrews, Dan L.	1,309	*	1,309	—	—
Anne E. Laumann—(BENE) IRA	1,309	*	1,309	—	—
Arthur Hyman—IRA	1,440	*	1,440	—	—
Atchley, Frederick	1,630	*	1,630	—	—
Atlantis Investment Trust—U/A DTD 10/11/2002—J. Christian Peterson, Jr., TTEE	8,150	*	8,150	—	—
Auto, L.P.	16,300	*	16,300	—	—
Bahal Revocable Living Trust—U/A DTD 2/1/1994—Surendra M. Bahal & Chander K. Bahal, TTEES	873	*	873	—	—
Baker, Gregory J.	873	*	873	—	—
Baldwin, Alfred & Hilda J.	1,630	*	1,630	—	—
Barry G. Zweig Revocable Living Trust U/A DTD 9/8/1997—Barry G. Zweig, TTEE	873	*	873	—	—
Baynard, William T. Jr.	4,890	*	4,890	—	—
Bel Air Opportunistic Fund I	33,633	*	33,633	—	—
Berkman, David J.	3,056	*	3,056	—	—
Berry, William J. & Donna	6,520	*	6,520	—	—
Beshears, Fred H.	1,630	*	1,630	—	—
Bivins Foundation	5,238	*	5,238	—	—
Blommer, Peter H.	1,630	*	1,630	—	—
Bobby John Wade—IRA	4,365	*	4,365	—	—
Borello, Glen David	2,182	*	2,182	—	—
Brabson, John A.	1,630	*	1,630	—	—
Brabson, Ltd.	4,075	*	4,075	—	—
Bradley, Edward W. & Janie	8,150	*	8,150	—	—
Broomhead, Steven P. & Sharon L. Thomas	1,630	*	1,630	—	—
Brothers Investment Holdings	1,630	*	1,630	—	—
Bruce, Scott G.	2,182	*	2,182	—	—
Bruff, Robert & Mary	873	*	873	—	—
Bryan McPeak Living Trust—U/A DTD 6/19/1991—Bryan McPeak, TTEE	2,037	*	2,037	—	—
Cain, Larry J. & Patricia B.	873	*	873	—	—
Campbell, Barbara M.	1,630	*	1,630	—	—
Campbell, Carl E.	6,520	*	6,520	—	—
Campos, Delfina R.	1,630	*	1,630	—	—

			Number of
	Shares Beneficially Owned		Shares	Shares Beneficially Owned
	Prior to Offering		Being	After Offering
Stockholders	Number	Percent(1)	Offered	Number(2)	Percent(1)

Cardinal, William A. Jr.	2,445	*	2,445	—	—
Carl William Winans—IRA	873	*	873	—	—
Carol Ann Weiss Trust—U/A DTD 7/20/2005—Carol Ann Weiss, TTEE	2,771	*	2,771	—	—
Carolyn K. Branner Revocable Trust—U/A DTD 12/16/1996—Carolyn K. Branner, TTEE	2,925	*	2,925	—	—
Catherine D. Franklin Revocable Living Trust—U/A DTD 10/13/2004—Catherine D. Franklin, TTEE	873	*	873	—	—
Charles T. Russell—IRA	873	*	873	—	—
Chastain, Mary H.	1,956	*	1,956	—	—
Checchio, Robert	2,526	*	2,526	—	—
Cherner, Jerry Ivan	2,445	*	2,445	—	—
Clare Margaret Peterson Trust—U/A DTD 3/28/2001—Clare Margaret Peterson & Eileen Hendrixson, TTEES	1,630	*	1,630	—	—
Cohagan, Dean W. & Michel F.	3,056	*	3,056	—	—
Colon, Walter E.	873	*	873	—	—
Colton, Lawrence	1,630	*	1,630	—	—
Consolidated Mortgage Service	1,630		1,630
Covington, Neal C. & Kelly M.	1,956	*	1,956	—	—
Craig A. Greene—IRA	873	*	873	—	—
CRC Communities Inc.	4,075	*	4,075	—	—
Credifinance Capital Corp.	4,075	*	4,075	—	—
Crider, Robert E.	3,056	*	3,056	—	—
Crow, Peter M.	2,852	*	2,852	—	—
Cullen Living Trust—U/A DTD 12/18/2000—Robert R. Cullen & Jane M. Cullen, TTEES	5,238	*	5,238	—	—
Cullen, Charles D.	2,182	*	2,182	—	—
Culpepper, John Brad & Monica	873	*	873	—	—
Cummins, Norman Charles	2,445	*	2,445	—	—
Curtis, Jack T. Jr.	8,150	*	8,150	—	—
Daniel J. McKeown—IRA	2,445	*	2,445	—	—
David E. Sterns—Conduit IRA # 2	1,309	*	1,309	—	—
David J. Campbell Revocable Living Trust—U/A DTD 1/4/1995—David J. Campbell, TTEE	1,630	*	1,630	—	—
David Van Adelsberg—IRA	829	*	829	—	—
David W. Brandenburg—IRA	2,182	*	2,182	—	—
Deanne M. Porter Living Trust—U/A DTD 1/31/1996—Deanne M. Porter, TTEE	1,630	*	1,630	—	—
Deitchman, Paul S. & Mary Ann	873	*	873	—	—
Denmark, David & Holly	815	*	815	—	—
Dix, C. Vincent	873	*	873	—	—
Donato, Donna Ireton	1,309	*	1,309	—	—
Dorothy M. Fleming—IRA R/O	1,266	*	1,266	—	—
Duke, Wanda	2,182	*	2,182	—	—
Eagle & Dominion—Euroamerican Growth Fund LP	7,335	*	7,335	—	—
Eagle & Dominion—Euroamerican Growth Fund Ltd.	26,080	*	26,080	—	—
Earnest R. Baldwin, Jr. Life Tenant U/W Grace H. Baldwin	2,445	*	2,445	—	—
Earnest R. Baldwin, Jr., Life Tenant U/W E. Rowland Baldwin, Sr.	2,445	*	2,445	—	—
Edward F. McNulty—IRA	873	*	873	—	—
Edward Laumann Trust—U/A DTD 5/10/1990—Edward Laumann, TTEE	873	*	873	—	—
Edwin E. Messikomer—IRA	873	*	873	—	—
Effecten Bank Stroeve N.V.	15,716	*	15,716	—	—
Effecten Bank Stroeve N.V.	19,209	*	19,209	—	—
Elaine A. Cabell Revocable Trust—U/A DTD 4/21/2005—Elaine A. Cabell, TTEE	873	*	873	—	—
Eleanor F. Black Revocable Living Trust—U/A DTD 5/4/1994—Eleanor F. Black, TTEE	4,075	*	4,075	—	—
Ellis, Ralph D. & Karen	1,630	*	1,630	—	—
Esther Moscona Revocable Trust—U/A DTD 9/15/1995—Esther Moscona, TTEE	1,630	*	1,630	—	—

			Number of
	Shares Beneficially Owned		Shares	Shares Beneficially Owned
	Prior to Offering		Being	After Offering
Stockholders	Number	Percent(1)	Offered	Number(2)	Percent(1)

Eugene B. Rugh—IRA	1,630	*	1,630	—	—
Eugene B. Shepherd, Jr.—IRA	392	*	392	—	—
Eugene E. Boyd Living Trust—U/A DTD 12/12/1985—Eugene E. Boyd, TTEE	2,771	*	2,771	—	—
Filler, James J. & Carol J.	16,300	*	16,300	—	—
Franklin Stein—IRA	873	*	873	—	—
Franklin, Carlton W. & Regina S.	873	*	873	—	—
Franson, Adele E.	1,630	*	1,630	—	—
Fred Bachert—IRA	1,528	*	1,528	—	—
Fred Vanderschaaf—SEP IRA	2,182	*	2,182	—	—
Froehlich, Ronald	1,630	*	1,630	—	—
Fuente, David I.	13,582	*	13,582	—	—
Gadient, Sandford I.	2,445	*	2,445	—	—
Gayle S. Sand Revocable Trust—U/A DTD 7/10/2003—Gayle S. Sand, TTEE	873	*	873	—	—
Gerard P. Schlembach—SEP IRA	1,630	*	1,630	—	—
Gibbs, James R. — IRA	2,502	*	2,502	—	—
Gibbs, Rose Marie — IRA	594	*	594	—	—
Gibson, Natalie	5,806	*	5,806	—	—
Gilbert, Harry J.	1,630	*	1,630	—	—
Gilder, Mark & Brian	3,260	*	3,260	—	—
Gleklen, Donald	1,746	*	1,746	—	—
Glen R. Grove—IRA	873	*	873	—	—
GLG North American Opportunity Fund	349,259	*	349,259	—	—
Golden, Marc D. & Julie L.	2,716	*	2,716	—	—
Golding, Ross H.	2,182	*	2,182	—	—
Goldstein, Andrew	1,568	*	1,568	—	—
Goldstein, Richard	2,182	*	2,182	—	—
Green, Ernie L.	873	*	873	—	—
Green, James Michael & Cindy Kae	1,630	*	1,630	—	—
Grotzinger, John & Donna	8,150	*	8,150	—	—
Gunter, William D. Jr.	873	*	873	—	—
H. John Lyke Revocable Trust of 2004—U/A DTD 9/28/2004—H. John Lyke, TTEE	8,731	*	8,731	—	—
H. John Lyke—IRA	3,274	*	3,274	—	—
H.A. Lyke Family Trust—U/A DTD 1/1/1996—H. John Lyke, TTEE	4,365	*	4,365	—	—
Haas, Rudolf M.	2,119	*	2,119	—	—
Harbour Holdings Ltd.	24,186	*	24,186	—	—
Hart, David R. & Pamela M.	873	*	873	—	—
Hartshorn, Theodore B. & Jenny Den Hartigh	873	*	873	—	—
Haynie, Gilmore S. Jr.	1,630	*	1,630	—	—
Head, William Cassidy	1,630	*	1,630	—	—
Heisterman, Karen M.	873	*	873	—	—
Heisterman, Robert J.	873	*	873	—	—
Helton, Kim L.	1,630	*	1,630	—	—
Henry C. Bock, M.D.—IRA	873	*	873	—	—
Henry Margu Inc. PSP #001—U/A DTD 12/15/1959—Steven D. Margulies & Andrew Margulies, TTEES	1,091	*	1,091	—	—
Herbert B. Rubin, M.D. PA MPPP—U/A DTD 12/1/1979—Herbert B. Rubin & Judith A. Rubin, TTEES	873	*	873	—	—
HG Holdings II Ltd.	80,679	*	80,679	—	—
HG Holdings Ltd.	291,281	*	291,281	—	—
HH Managed Account 7 Ltd.	15,498	*	15,498	—	—
Hicks, James P.	2,037	*	2,037	—	—
Highberger, John M.	1,630	*	1,630	—	—
Highbridge Event Driven/Relative Value Fund, L.P.	23,611	*	23,611	—	—
Highbridge Event Driven/Relative Value Fund, Ltd.	170,882	*	170,882	—	—
Highbridge International LLC	159,131	*	159,131	—	—
Hogan, Robert K.	1,630	*	1,630	—	—
Hoving & Partners/Mees Pearson	37,534	*	37,534	—	—
Hunter Global Investors Fund I L.P.	151,927	*	151,927	—	—
Husak, Linda B. & David A.	1,630	*	1,630	—	—
Hutton-Hughes, Emily C.	873	*	873	—	—
I. Joel Harvitz—IRA	1,440	*	1,440	—	—
Ironman Energy Capital, L.P.	65,200	*	65,200	—	—

			Number of
	Shares Beneficially Owned		Shares	Shares Beneficially Owned
	Prior to Offering		Being	After Offering
Stockholders	Number	Percent(1)	Offered	Number(2)	Percent(1)

Irven D. Phillips Trust—U/A DTD 1/29/1991—Judy Slaughter & Geraldine Andruszko, TTEES	1,630	*	1,630	—	—
Jacobs, Eric	1,630	*	1,630	—	—
Jacobs, John Alan	1,630	*	1,630	—	—
Jain, Umesh	1,630	*	1,630	—	—
James H. Cranos—IRA	1,440	*	1,440	—	—
James M. Sikora—IRA	873	*	873	—	—
Jana Partners, LLC	130,972	*	130,972	—	—
Jay M. Weinstein—SEP IRA	1,630	*	1,630	—	—
Jenifer A. Bezemek—IRA	2,037	*	2,037	—	—
Jenkins, Robert M.	1,630	*	1,630	—	—
Jerry Ivan Cherner—IRA R/O	1,630	*	1,630	—	—
Joan Hammer, Escrow Agent FBO Robert L. Kassel	8,150	*	8,150	—	—
Joel Kramer—IRA R/O	873	*	873	—	—
John B. Crocker—IRA	873	*	873	—	—
John Clarke Revocable Living Trust—U/A DTD 3/26/2001—John Clarke & Lillian Dermovses A422Clarke, TTEES	1,630	*	1,630	—	—
Jon David Cooke—IRA	1,528	*	1,528	—	—
Jon J. Alexiou—(BENE) IRA	873	*	873	—	—
Jones, Carole J. & George M. III	1,630	*	1,630	—	—
Jones, William H. & Barbara H.	5,460	*	5,460	—	—
Joseph Casalese—IRA	873	*	873	—	—
Joseph Mistrano—IRA #2	873	*	873	—	—
K & AM Investors LP	873	*	873	—	—
Kane, Michael C.	4,075	*	4,075	—	—
Karen Peterson Wise 2002 Trust—U/A DTD 8/29/2002—Carolyn K. Branner, TTEE	10,921	*	10,921	—	—
Kassel, Maureen Ward	5,705	*	5,705	—	—
Kassel, Robert L.	8,150	*	8,150	—	—
Kathleen K. Allen—IRA	873	*	873	—	—
Kathleen McManus Revocable Trust—U/A DTD 12/31/2003—Kathie McManus, TTEE	1,630	*	1,630	—	—
Kauffman, Marc W.	2,688	*	2,688	—	—
Kauffman, Marc W.	25	*	25	—	—
Kenneth A. Cruise, Sr.—IRA	873	*	873	—	—
Kenneth W. Swanson—IRA(PASS)	873	*	873	—	—
Kevin Morgan Trust—U/A DTD 1/4/1967—Keith Morgan, TTEE	873	*	873	—	—
Kevmar Holdings Limited Partnership	873	*	873	—	—
King, Bill & Denny	1,630	*	1,630	—	—
Kinkead, Jeff & V. Mimi Ragolta	1,630	*	1,630	—	—
Kleman Investments Limited	50,937	*	50,937	—	—
Knipe, Richard A. & Sue C.	5,460	*	5,460	—	—
Kozak, Steven & Toni	2,037	*	2,037	—	—
Kramer, Joel	1,630	*	1,630	—	—
Kraus, Edward W.	873	*	873	—	—
Kraut, Elinor	1,309	*	1,309	—	—
Kraut, Jon	873	*	873	—	—
Kruse, William R.	24,450	*	24,450	—	—
Lack, Randall N.	1,630	*	1,630	—	—
Lacy, Lloyd D. II & Janice S.	2,852	*	2,852	—	—
Lacy, Lloyd D. & Wanda A.	2,037	*	2,037	—	—
Larkin, Peter	18,745	*	18,745	—	—
Leary Family Living Trust—U/A DTD 3/19/2001—Donna Leary & William F. Leary, TTEES	1,309	*	1,309	—	—
Leary Family Partnership LLP	8,150	*	8,150	—	—
LeClair, Darryl A. & Melissa	8,150	*	8,150	—	—
Lehman, Richard C.	11,410	*	11,410	—	—
Lenfest, Brook J.—William D. Luterman, POA	13,097	*	13,097	—	—
Leslie N. Jones—IRA—Nancy C. Jones, POA	873	*	873	—	—
Liles, Floyd C.	1,630	*	1,630	—	—
Linda G. Schmitt Living Trust—U/A DTD 10/26/1998—Linda G. Schmitt, TTEE	1,630	*	1,630	—	—
Lindenbaum, David S.	5,460	*	5,460	—	—

			Number of
	Shares Beneficially Owned		Shares	Shares Beneficially Owned
	Prior to Offering		Being	After Offering
Stockholders	Number	Percent(1)	Offered	Number(2)	Percent(1)

Lora J. Linville Trust—U/A DTD 2/11/2004—Lora J. Linville & Thomas W. Linville, TTEES	1,309	*	1,309	—	—
Lora Jane Linville—IRA	873	*	873	—	—
Lucas, Richard M. & Mary Ann	1,484	*	1,484	—	—
Luis M. Botero—IRA	873	*	873	—	—
Lynn C. Fritz (1994) Family LP	4,482	*	4,482	—	—
M. Tamayo Cole Revocable Trust FBO Moira Tamayo-Cole—U/A DTD 7/9/2001—Moira Tamayo-Cole, TTEE	5,705	*	5,705	—	—
Madeline J. McDermott Trust—U/A DTD 9/9/1981—Madeline McDermott-Miller, TTEE	5,460	*	5,460	—	—
Mahesh Desai—SEP IRA	873	*	873	—	—
Mallek, Gregory	1,630	*	1,630	—	—
Manbeck, John P.	1,630	*	1,630	—	—
Margaret Mary Scanlan Shuff Trust—U/A DTD 8/10/1989—Margaret Mary Scanlan Shuff, TTEE	1,455	*	1,455	—	—
Marian R. Gerhart Willow Valley Manor	2,182	*	2,182	—	—
Mark E. Foster 2004 Trust—U/A DTD—12/6/2004—Mark E. Foster, TTEE	7,640	*	7,640	—	—
Mark E. Rousso—SEP IRA	2,445	*	2,445	—	—
Mark Ernest Bivins Trust—U/A DTD 3/31/1952—Cliff Bickerstaff, TTEE	1,309	*	1,309	—	—
Marlin Capital Corp.	36,675	*	36,675	—	—
Martin, Parker	6,520	*	6,520	—	—
Martinez, Bertha	873	*	873	—	—
Marush, Arthur	6,548	*	6,548	—	—
Marvin L. Schmidt & Judean A. Schmidt Revocable Trust U/A DTD 9/29/1982—Marvin Schmidt & Judean A. Schmidt, TTEES	8,731	*	8,731	—	—
Mathis, William H.	873	*	873	—	—
Mayer, Michael Gordon	2,445	*	2,445	—	—
McDonald, Patrick J.	873	*	873	—	—
McGill, William H. Jr.	4,365	*	4,365	—	—
Melgen, Salomon & Flor	8,731	*	8,731	—	—
Mezzasalma, Joseph A.	873	*	873	—	—
Michael B. Murphy—IRA	873	*	873	—	—
Michael E. Roddey, Sr.—IRA	873	*	873	—	—
Michael Patoff Revocable Trust—U/A DTD 7/8/1996—Michael Patoff, TTEE	8,965	*	8,965	—	—
Miles Teel Bivins Trust—U/A DTD 3/31/1952—Cliff Bickerstaff, TTEE	1,309	*	1,309	—	—
Mirza, Michael J.	4,365	*	4,365	—	—
Mittman, Evan	2,837		2,837
Morgan Stanley & Co. Incorporated	203,750	*	203,750	—	—
Morgan, A. Lamar & Martha F.	873	*	873	—	—
Muse Global Master Fund Ltd.	12,225	*	12,225	—	—
Nail, A.L. & Peggy D.	3,260	*	3,260	—	—
Narmi, Jeffrey	1,630	*	1,630	—	—
Newman, David & Stephanie	1,309	*	1,309	—	—
Norman H. Read 1985 Trust—U/A DTD 7/1/1985—Nile L. Albright & Dennis Spear, TTEES	5,457	*	5,457	—	—
O’Connor Global Convertible Arbitrage II Master Ltd.	1,191	*	1,191	—	—
O’Connor Global Convertible Arbitrage Master Ltd.	14,088	*	14,088	—	—
O’Connor PIPES Corporate Strategies Master Ltd.	15,280	*	15,280	—	—
Oldfield, Bradley	873	*	873	—	—
Oliver, William F.	12,225	*	12,225	—	—
O’Loughlin, Miles	4,890	*	4,890	—	—
Pacific Credit Corp	5,658	*	5,658	—	—
Palmer, Oscar B.	873	*	873	—	—
Parker Martin—SEP IRA	1,630	*	1,630	—	—
Patel, Devang A. & Jigna D.	873	*	873	—	—
Peet, Frederick—DPM	4,238	*	4,238	—	—
Peggy Messer—IRA	2,925	*	2,925	—	—

			Number of
	Shares Beneficially Owned		Shares	Shares Beneficially Owned
	Prior to Offering		Being	After Offering
Stockholders	Number	Percent(1)	Offered	Number(2)	Percent(1)

Perlman, Howard K. & Wendy B.	1,630	*	1,630	—	—
Peter Joseph Hoopfer Trust—U/A DTD 12/15/2000—Peter Joseph Hoopfer, TTEE	1,135	*	1,135	—	—
Peter R. Betzer—IRA	1,309	*	1,309	—	—
Pflieger Living Trust 2—U/A DTD 10/26/1994—Frederick C. Pflieger & Kathleen B. Pflieger, TTEES	1,630	*	1,630	—	—
Piatt, Bernard J.	664	*	664	—	—
Pickens, Boone	10,914	*	10,914	—	—
Pieczko, James & Barbra	2,182	*	2,182	—	—
Polson, Charles B. Jr.	3,056	*	3,056	—	—
Portfolio Thirty-Three, LLC	873	*	873	—	—
Price, Brian C. & Charlotte S.	1,385	*	1,385	—	—
Purser, Gary L. & Jody L.	2,445	*	2,445	—	—
Radwan, A. Essam & Wendy Shaffer	1,630	*	1,630	—	—
Ralph Hazan—IRA R/O	873	*	873	—	—
Ramani, Tushar M.	873	*	873	—	—
Randall G. Strait—IRA	873	*	873	—	—
Randy & Janet Brooks Revocable Living Trust—U/A DTD 8/24/1999—Randy E. Brooks & Janet M. Brooks, TTEES	1,630	*	1,630	—	—
Rapisarda, Anthony & Elvira	5,297	*	5,297	—	—
Rappoport, Larry J.	1,309	*	1,309	—	—
Rigby, Sarah & Mark	1,091	*	1,091	—	—
Robert A. Zakarin—IRA	873	*	873	—	—
Robert Cullen—IRA	873	*	873	—	—
Robert J. Mohlman—IRA	1,528	*	1,528	—	—
Robert M. Mayer & Associates Inc. Retirement Plan & Trust—U/A DTD 9/1/2003—Robert M. Mayer, TTEE	1,630	*	1,630	—	—
Robert S. Ingram 1998 Revocable Trust—U/A 11/25/1998—Robert S. Ingram, TTEE	7,661	*	7,661	—	—
Ronald Wildermuth Retirement Plan—U/A DTD 1/1/2004—Ronald Wildermuth, TTEE	1,004	*	1,004	—	—
Rooney Family Trust—U/A DTD 9/14/1998—Timothy J. Rooney & Angela R. Rooney, TTEES	2,689	*	2,689	—	—
Russell A. Hill Living Trust—U/A DTD 10/27/95—Russell A. Hill & Myrna L. Hill, TTEES	1,630	*	1,630	—	—
Samuel Shakespeare—IRA	873	*	873	—	—
Savage, Robert Wesley	1,630	*	1,630	—	—
Schmidt, Samuel & Sheila	3,056	*	3,056	—	—
Schroders Energy Fund	35,860	*	35,860	—	—
Schwartz, Theodore A.	2,445	*	2,445	—	—
Scott, John R.	873	*	873	—	—
Scott, Karen R.	4,075	*	4,075	—	—
Selva, Sergio L. & Maria S.	2,445	*	2,445	—	—
Sharon L. Dagostino Revocable Trust—U/A DTD 7/3/1996—Sharon L. Dagostino & Peter Dagostino, TTEES	2,771	*	2,771	—	—
Sheck, Steve & Linda	4,890	*	4,890	—	—
Shepherd, Eugene B. & Robin B.	896	*	896	—	—
Silagi Family Trust—U/A DTD 9/20/1979—Moshe Silagi & Andrea Silagi, TTEES	6,520	*	6,520	—	—
Simon, Keith J. & Cynthia J.	1,630	*	1,630	—	—
Skylands Special Investment LLC	15,105	*	15,105	—	—
Smart, Cheryl	873	*	873	—	—
Smith, David F. & Sally P.	1,630	*	1,630	—	—
Smith, Louis J. & Carter W.	3,056	*	3,056	—	—
Smukler, Lisa (PASS)	1,309	*	1,309	—	—
Stephanie Kontzamanys Revocable Trust—U/A DTD 8/6/2002—Stephanie Kontzamanys, TTEE	873	*	873	—	—
Stephen Bushansky—IRA	873	*	873	—	—
Steven L. Apicella—IRA	873	*	873	—	—
Tamburri, Dominic A. & Phyllis J.	4,075	*	4,075	—	—
Tanico, Anthony	3,260	*	3,260	—	—
Thawatchai Suksanong—IRA	873	*	873	—	—
Third Point Offshore	29,338	*	29,338	—	—

			Number of
	Shares Beneficially Owned		Shares	Shares Beneficially Owned
	Prior to Offering		Being	After Offering
Stockholders	Number	Percent(1)	Offered	Number(2)	Percent(1)

Third Point Partners LP	5,894	*	5,894	—	—
Third Point Partners LP	2,619	*	2,619	—	—
Third Point Resources	2,837	*	2,837	—	—
Third Point Ultra	2,969	*	2,969	—	—
Thomas Peyton Bivins Trust—U/A DTD 3/31/1952—Cliff Bickerstaff, TTEE	1,309	*	1,309	—	—
Thomas W. Draper—IRA	1,746	*	1,746	—	—
Thomas W. Linville—IRA	3,056	*	3,056	—	—
Thompson, Robert D. & Susan L.	1,630	*	1,630	—	—
Touradji Global Resources Master Fund Ltd.	163,715	*	163,715	—	—
Travis, LLC	873	*	873	—	—
Tribeca Global Investments Ltd.	101,875	*	101,875	—	—
Tufton Oceanic Hedge Fund	326,000	*	326,000	—	—
Tyson Richmond Trust—U/A DTD 4/21/1993—Tyson Richmond, TTEE	16,300	*	16,300	—	—
Urquhart, Angus & Susan	873	*	873	—	—
Valeri Leontiev Trust—U/A DTD 3/29/2004—Valeri Leontiev & Ludmila Issakovitch, TTEES	5,705	*	5,705	—	—
Valeri S. Curdes Revocable Trust—U/A DTD 2/21/2004—Valeria S. Curdes, TTEE	1,630	*	1,630	—	—
Valusek, Robert J. & Charla L.	3,492	*	3,492	—	—
Valvo, Virginia Rossiter	5,093	*	5,093	—	—
Venderley, David	1,630	*	1,630	—	—
Vijay R. Purandare—IRA	873	*	873	—	—
Villari, William J.	3,056	*	3,056	—	—
Virginia M. Wallace Revocable Trust—U/A DTD 7/30/97—Virginia M. Wallace & Robert E. Wallace, TTEES	1,353	*	1,353	—	—
Vourliotis, Evangelos	1,746	*	1,746	—	—
Wagman, Ferne Leib	829	*	829	—	—
Wagner, Russell A.	873	*	873	—	—
Wallace, Leo III	5,053	*	5,053	—	—
Walls, Jackson	2,445	*	2,445	—	—
Wash, R. Bradford	2,182	*	2,182	—	—
Weaver, Robert P.	873	*	873	—	—
Wexford Catalyst Investors LLC	97,137	*	97,137	—	—
White, Andrew J. & M. Susie	1,309	*	1,309	—	—
Wierzel, Edward & Rosalie	873	*	873	—	—
Wight Investment Partners	13,582	*	13,582	—	—
Willard, Kathleen C.	1,309	*	1,309	—	—
William D. Tucker Revocable Living Trust—U/A DTD 3/23/1999—William D. Tucker, TTEE	1,630	*	1,630	—	—
William F. Rath, M.D.—IRA	873	*	873	—	—
William L. Billar Trust—U/A DTD 7/14/1988—William L. Billar, TTEE	1,630	*	1,630	—	—
William L. Van Dyke III Revocable Trust—U/A DTD 2/17/2005—William L. Van Dyke III, TTEE	1,630	*	1,630	—	—
William N. Leary Revocable Trust—U/A DTD 3/14/2003—William N. Leary, TTEE	2,771	*	2,771	—	—
William Shuford Davis—P/S	873	*	873	—	—
William W. Howell, Jr.—IRA	1,746	*	1,746	—	—
Wilson, Kevan D.	5,053	*	5,053	—	—
Wright, Sidney J.	2,852	*	2,852	—	—
Zweig DiMenna Fund Ltd.	17,419	*	17,419	—	—
Zweig DiMenna International Ltd.	21,358	*	21,358	—	—
Zweig DiMenna International Ltd.	185,796	*	185,796	—	—
Zweig DiMenna Investors, L.P.	3,579	*	3,579	—	—
Zweig DiMenna Market Neutral, L.P.	19,296	*	19,296	—	—
Zweig DiMenna Natural Resources L.P.	873	*	873	—	—
Zweig DiMenna Natural Resources L.P.	7,683	*	7,683	—	—

			Number of
	Shares Beneficially Owned		Shares	Shares Beneficially Owned
	Prior to Offering		Being	After Offering
Stockholders	Number	Percent(1)	Offered	Number(2)	Percent(1)

Zweig DiMenna Partners, L.P.	10,823	*	10,823	—	—
Zweig DiMenna Partners, L.P.	93,649	*	93,649	—	—
Zweig DiMenna Select, L.P.	2,139	*	2,139	—	—
Zweig DiMenna Select, L.P.	18,510	*	18,510	—	—
Zweig DiMenna Special Opportunities L.P.	4,102	*	4,102	—	—
Zweig DiMenna Special Opportunities L.P.	35,844	*	35,844	—	—

*	Less than 1%.

(1)	This percentage is calculated using as the numerator the number of shares of common stock included in the prior column and as the denominator 137,961,264 shares of common stock outstanding on July 12, 2006.

(2)	Assumes the selling stockholders (i) dispose of all the shares of common stock covered by this prospectus, (ii) do not dispose of any shares of common stock acquired by them prior to the date hereof, and (ii) do not acquire any additional shares of common stock.